UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 3, 2016
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02 Unregistered Sales of Equity Securities

On February 3, 2016, the Board of Directors of CleanTech Biofuels, Inc. (the “Company”) granted the following grants of shares of common stock of the Company (par value $0.001, “Common Stock”) or options to purchase Common Stock. The following will receive shares of Common Stock: certain members of the Company’s Board of Directors: Jim Russell for 3,000,000 shares, and David Bransby for 500,000 shares; and a member of management, Tom Jennewein, our CFO, for 500,000 shares. The following will receive option grants to purchase Common Stock: a member of management, Edward Hennessey, our CEO, for 2,000,000 shares; and our engineering consultants at Fenton Engineering International, for 1,500,000 shares.

The Board granted these awards in recognition of the efforts of the recipients towards the furtherance and implementation of the Company’s strategic plan and to induce the recipients to continue those efforts on behalf of the Company. Based on the foregoing, the Board determined such grants were in the best interest of the Company and its stockholders.

All of the share grant awards vest immediately as of the date above and were issued pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), or Section 4(a)(2) of the Act, and will therefore be “restricted securities” as such term is used in Rule 144 of the Act. The option agreements were issued outside of the Company’s 2007 Stock Option Plan and carry the following terms: seven year agreements, vesting in thirds ratably over three years, and are exercisable at the Company’s closing stock price as of the date of the grant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 3.02 of this Current Report on Form 8-K relating to the option grant to Edward Hennessey, CEO of the Company, and the common stock grant to Tom Jennewein, CFO of the Company, is hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: February 9, 2016	By:	/s/ Edward P. Hennessey
Name: Edward P. Hennessey
Title: Chief Executive Officer and President